[GRAPHIC OF LETTERHEAD OMITTED]



                         INDEPENDENT AUDITOR'S CONSENT


July 31, 1996

To the Board of Dirctors of
  Pacific Basin Development Corp.
142 West Broadway
Council Bluffs, IA 51503

     We consent to the use of our report dated July 3, 1996 on Pacific Basin Development Corp. in connection with the SB-2 Registration Statement and Prospectus as filed with the Securities and Exchange Commission. We also consent to the use of our name under the caption Experts" in the above-mentioned Registration Statement.

/S/  ROTENBERG & COMPANY, LLP


Rochester, New York